UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

ZEROSTACK CORP.
(Exact name of registrant as specified in its charter)

Texas	001-40397	98-1956033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2626 Cole Ave, Suite 300
 Dallas, Texas, United States 75204
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (956) 923-4188

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSTK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

On November 5, 2026, ZeroStack Corp. (the “Company”) dismissed Davidson & Company, LLP (“Davidson”) as the Company’s independent registered public accounting firm, effective as of that date. The decision to dismiss Davidson was approved by the audit committee of the Company’s board of directors on November 5, 2026.

Davidson had been retained by the Company on October 20, 2020. Davidson's reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024 and December 31, 2025 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

From the date Davidson was engaged by the Company through the date of dismissal, there have been no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Davidson, would have caused them to make reference thereto in their report on the financial statements.

Davidson informed the Company that a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K may exist under Item 304(a)(1)(v), on the basis that as of the date of Davidson’s dismissal, Davidson’s interim review procedures remained incomplete, including procedures requiring additional supporting documentation for certain transactions that occurred during the period.

The Company provided Davidson with a copy of the foregoing disclosures and requested that Davidson furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Company. A copy of such letter, dated November 12, 2026, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

New Independent Accountants

On November 6, 2026, L J Soldinger Associates ("L J Soldinger"), Certified Public Accountants, were appointed by the Company to review the Company's financial statements for the quarterly period ended September 30, 2026 and to audit the Company's financial statements for the year ended December 31, 2026.

During the Company's two most recent fiscal years and the subsequent interim periods preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted L J Soldinger regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered of the Company's consolidated financial statements, nor has L J Soldinger provided to the Company a written report or oral advice regarding such principles or audit opinion, or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
16.1	Letter from Davidson & Company, LLP dated November 12, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZEROSTACK CORP.

Date: November 12, 2026	By:	/s/ Dany Vaiman
	Name:	Dany Vaiman
	Title:	Chief Financial Officer